Exhibit 99

CACI Reports Results for Its Fiscal 2013 Third Quarter

Diluted EPS increased 17.9 percent over FY12 adjusted diluted EPS

Revenue decreased 2.3 percent from FY12 revenue

Generated operating cash flow of $50.9 million

Revises Fiscal Year 2013 guidance

ARLINGTON, Va.--(BUSINESS WIRE)--May 1, 2013--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, announced results today for its third fiscal quarter ended March 31, 2013:

  Revenue of $906.2 million
  Operating income of $68.6 million
  Net income attributable to CACI of $38.4 million
  Diluted earnings per share of $1.62

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “We remain confident in our market-focused strategy and see continued demand in our high-growth and high-volume markets. We continued our solid operating performance, grew direct labor, maintained our margins, and generated excellent cash flow. During the quarter, however, our customers began to take actions to manage their budgets as a result of sequestration, and based on those actions, we are revising our guidance for our fiscal year.

“Our strategy remains focused on the government’s high-priority missions. We believe that this strategy will serve us well in this challenging environment. To grow in our large addressable market, my vision is to increase our emphasis on new business development, continue to drive operational excellence, leverage mergers and acquisitions to further increase our market share, and to create long-term shareholder value.”

Third Quarter Comparisons

When analyzing our performance, we believe better insight and a more meaningful comparison of our Fiscal Year 2013 (FY13) third quarter results with those of Fiscal Year 2012 (FY12) third quarter can be made by adjusting for a significant one-time item that positively impacted our results last year. In our third quarter FY12, a one-time item impacted our quarterly results which we discussed when we released both our third quarter FY12 results and our FY13 annual guidance. This item was greater-than-expected profitability on a large fixed-price contract that generated $2.3 million in additional net income in the third quarter of FY12.

Results for the third quarter of FY13 compared with results for the third quarter of FY12, excluding the item described above, are shown below:

		Q3, FY12
		As Adjusted
(in millions except per share data)	Q3, FY13	(see page 13)	% Change
Revenue	$906.2	$928.0	-2.3%
Operating income	$68.6	$69.0	-0.5%
Net income attributable to CACI	$38.4	$38.5	-0.5%
Diluted earnings per share	$1.62	$1.37	17.9%

Revenue decreased 2.3 percent from revenue for the third quarter of FY12. Our 5.2 percent increase in direct labor was offset by the anticipated reduction of contract purchases of materials tied to the draw down in Afghanistan as well as sequestration-related reductions in other such material purchases. Operating income in the third quarter of FY13 was negatively impacted by lower other direct costs (ODCs) and severance-related costs incurred in the quarter. Net income attributable to CACI in the third quarter of FY13 was $38.4 million, or $1.62 diluted earnings per share, a decrease of 0.5 percent over adjusted net income attributable to CACI of $38.5 million, or $1.37 adjusted diluted earnings per share, for the same period in FY12. The increase in diluted earnings per share was due to share repurchase activity in FY12. Net cash provided by operations in the quarter was $50.9 million. (See Reconciliation of Revenue, Operating Income, Net Income, and Diluted Earnings Per Share to Adjusted Amounts on page 13.)

For a comparison of our FY13 results to FY12 results reported in accordance with generally accepted accounting principles (GAAP), see the income statement on page 7 of this release.

Additional Financial Metrics

		Q3, FY12
	Q3, FY13	As Adjusted	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$83.1	$82.9	0.2%
Diluted adjusted earnings per share, a non-GAAP measure	$2.08	$1.83	13.7%
Days sales outstanding	61	63

Third Quarter Awards and Contract Funding Orders

During the third quarter, we received awards in all ten of our markets with approximately one-third of those in our high-growth markets of Business Systems, Cyberspace, Healthcare and Integrated Security Solutions. Our contract awards of $555 million were 1.5 percent higher than the year earlier quarter. Approximately three-quarters of our awards were either contract modifications or recompete wins, which assures us that we continue to serve the critical missions of our customers. FY13 year-to-date awards totaled $2.9 billion, led by Business Systems, C4ISR, and Intelligence.

Contract funding orders in the third quarter were $655 million, and $2.69 billion year-to-date. Our total backlog at March 31, 2013 was $7.2 billion. Funded backlog at March 31, 2013 was $1.9 billion.

We continued to expand our inventory of indefinite delivery, indefinite quantity (IDIQ) contract vehicles during the quarter by being awarded prime positions on new multiple and single award contracts, resulting in a combined total of over 160 of these vehicles. IDIQ contract vehicles support our growth plans across our ten market areas and provide us the flexibility to deliver on our customers’ mission-critical requirements.

Awards during the quarter included:

  An $11 billion, five-year multiple-award to provide acquisition support to the Department of Homeland Security on the Technical, Acquisition and Business Support Services contract. This new work for us expands our presence in our Business Systems, C4ISR, and Logistics and Material Readiness markets.
  A $21 million, three-year award to provide academic and technical support to the National Defense University on the Professional and Technical Support Services contract. This new work for us, which includes strategy, planning, and thought leadership support, expands our presence in our Integrated Security Solutions market.

Other Third Quarter Highlights

  Kenneth Asbury was appointed President and Chief Executive Officer of CACI International Inc. Mr. Asbury has proven industry leadership in strategy and business development, including more than 27 years leading highly successful systems and services expansion and program delivery at Lockheed Martin.
  CACI received a number of differentiating credentials that support our market-based strategies for growth in high-value markets. Two industry-unique awards were:
    Becoming the first U.S. company to achieve ISO® 28000 certification in supply chain security management. Protecting supply chains is vital to national security, and CACI solutions provide security, minimize disruption, and enable rapid restoration after a catastrophe. This accomplishment enhances the capabilities we offer customers in our Logistics and Material Readiness and Cyberspace markets.
    We became the first U.S. company to have a division appraised at Maturity Level 5 of the CMMI Institute’s Capability Maturity Model Integration for Services. Level 5 is the highest CMMI® rating and indicates that CACI customers can expect high-quality software implementation and support that consistently generates productivity gains and savings in time and cost. This achievement positions us to grow in our Enterprise IT Solutions market.
  An additional credential includes the revalidation of our CMMI Level 3 for Development for U.S. Operations. This appraisal crosses all of our markets and assures CACI customers of state-of-the-art software and systems engineering solutions that advance their capabilities and help meet critical missions.
  We formed two business groups from our former Mission Systems Group: C4ISR (command, control, communications, computers, intelligence, surveillance, and reconnaissance) Solutions, and Missions Systems and Services. This action was taken to provide a higher level of focus on our markets, and further integrates resources and skillsets to add value for our customers and drive cost efficiencies in our organization.

Third Quarter Recognition

  CACI’s Executive Chairman and Chairman of the Board, Dr. J.P. (Jack) London, was awarded the Nathan Hale Award from the Reserve Officers Association in recognition of his dedicated individual service to national security. The award honors Dr. London’s 40 years of CACI leadership in supporting the nation’s most critical missions safeguarding our troops and securing the homeland.
  CACI was named a winner in the highly competitive 2013 WhatWorks Awards presented by the human resources research firm Bersin by Deloitte. CACI’s award recognizes the performance of our Recruiting and Assimilation team in merging marketing and technology to improve job candidates’ experience with CACI, lower recruiting and hiring costs, and enhance the entire hiring process.
  CACI was ranked among Military Times Edge’s Best for Vets employers, reflecting the dedication to military hiring shown in our recruiting resources and corporate culture. Veteran-related programs at CACI include support for veterans with disabilities, a mentoring program for service members re-entering the workforce, and tailored training and development programs that ensure veterans enjoy meaningful CACI careers.

Nine Months Results

The following are our results for the first nine months of our FY13:

  Revenue of $2.77 billion
  Operating income of $202.9 million
  Net income attributable to CACI of $113.8 million
  Diluted earnings per share of $4.79

Nine Months Comparison

We believe better insight and a more meaningful comparison of our FY13 year-to-date results with those of FY12 can be made by adjusting for three significant one-time items that positively impacted our results last year. These items, which we discussed when we released both our nine months FY12 results and our FY13 annual guidance, are:

  A large commercial product sale that generated $12.0 million of revenue and $6.1 million of net income in the first quarter of FY12
  During each of the first three quarters of FY12, greater-than-expected profitability on a large fixed-price contract that generated a total of $7.0 million in additional net income in the first three quarters of FY12
  A $0.4 million increase in net income in the first quarter of FY12 associated with a reduction in the fair value of contingent consideration related to a prior year acquisition

Results for the first nine months of FY13 compared with results for the first nine months of FY12, excluding the items described above, are shown below:

		Nine Months,
	Nine	FY12
	Months,	As Adjusted
(in millions except per share data)	FY13	(see page 13)	% Change
Revenue	$2,769.1	$2,813.6	-1.6%
Operating income	$202.9	$201.0	1.0%
Net income attributable to CACI	$113.8	$110.6	2.9%
Diluted earnings per share	$4.79	$3.89	23.1%

Revenue decreased 1.6 percent from adjusted revenue for the first nine months of FY12 primarily due to increases in direct labor being offset by the anticipated reduction of contract purchases of materials (ODCs) tied to the draw down in Afghanistan as well as sequestration-related reductions in other such material purchases. Operating income increased primarily as a result of a 5.6 percent growth in direct labor and lower stock-based compensation expense. Net income attributable to CACI in the first nine months of FY13 was $113.8 million, or $4.79 diluted earnings per share, an increase of 2.9 percent over adjusted net income attributable to CACI of $110.6 million, or $3.89 adjusted diluted earnings per share, for the same period in FY12. The larger increase in diluted earnings per share was due to two share repurchase programs largely executed in FY12. Net cash provided by operations in the first nine months of FY13 was $142.4 million. (See Reconciliation of Revenue, Operating Income, Net Income, and Diluted Earnings Per Share to Adjusted Amounts on page 13.)

For a comparison of our FY13 results to FY12 results reported in accordance with GAAP, see the income statement on page 7 of this release.

Additional Financial Metrics

		Nine
	Nine	Months,
	Months,	FY12 As
	FY13	Adjusted	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$244.7	$243.5	0.5%
Diluted adjusted earnings per share, a non-GAAP measure	$6.27	$5.26	19.3%

CACI Revises Its FY13 Guidance

We are revising the FY13 guidance we issued on January 30, 2013 to reflect the impact of actions being taken by our customers to manage their budgets, including lower contract run rates and delays in awards. We are also anticipating additional severance related expenses. The table below summarizes our FY13 guidance ranges:

FY 2013
(in millions except for per share data)	Guidance
Revenue	$3,650 - $3,750
Net income attributable to CACI	$151 - $157
Diluted earnings per share	$6.29 - $6.55

We are now assuming a lower effective tax rate of 37.7 percent as a result of non-taxable gains in our deferred compensation plan and certain tax credits. Diluted weighted average shares for FY13 remain at 24.0 million. This information represents our views as of May 1, 2013.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, May 2, 2013 during which members of our senior management team will be making a brief presentation focusing on third quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 877-303-9143 and enter the confirmation code 15743121. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern Time Thursday, May 2, 2013 and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian clients. A member of the Fortune 1000 Largest Companies and the Russell 2000 Index, CACI provides dynamic careers for approximately 15,300 employees working in over 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, changes in budgetary priorities or in the event of a priority need for funds, such as homeland security or the war on terrorism; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Revenue	$906,196	$927,962	-2.3%	$2,769,059	$2,825,600	-2.0%
Costs of revenue
Direct costs	623,125	632,570	-1.5%	1,908,411	1,946,899	-2.0%
Indirect costs and selling expenses	200,684	208,843	-3.9%	617,375	613,666	0.6%
Depreciation and amortization	13,767	13,768	0.0%	40,334	41,894	-3.7%
Total costs of revenue	837,576	855,181	-2.1%	2,566,120	2,602,459	-1.4%
Operating income	68,620	72,781	-5.7%	202,939	223,141	-9.1%
Interest expense and other, net	6,295	6,175	1.9%	19,308	18,313	5.4%
Income before income taxes	62,325	66,606	-6.4%	183,631	204,828	-10.3%
Income taxes	23,838	25,475	-6.4%	69,174	80,304	-13.9%
Net income including portion attributable to noncontrolling interest in earnings of joint ventures	38,487	41,131	-6.4%	114,457	124,524	-8.1%
Noncontrolling interest in earnings of joint ventures	(120)	(275)		(706)	(467)

Net income attributable to CACI	$38,367	$40,856	-6.1%	$113,751	$124,057	-8.3%

Basic earnings per share	$1.67	$1.54	8.3%	$4.95	$4.54	9.0%
Diluted earnings per share	$1.62	$1.45	11.3%	$4.79	$4.37	9.7%

Weighted average shares used in per share computations:
Basic	23,021	26,537		22,968	27,303
Diluted	23,706	28,086		23,740	28,402

Statement of Operations Data (Unaudited)
	Quarter Ended			Nine Months Ended
	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Operating income margin	7.6%	7.8%		7.3%	7.9%
Tax rate	38.3%	38.4%		37.8%	39.3%
Net income margin	4.2%	4.4%		4.1%	4.4%

Adjusted EBITDA*	$83,092	$82,946	0.2%	$244,711	$243,516	0.5%
Adjusted EBITDA Margin	9.2%	8.9%		8.8%	8.7%

Adjusted net income*	$49,322	$51,393	-4.0%	$148,880	$149,256	-0.3%
Diluted adjusted earnings per share	$2.08	$1.83	13.7%	$6.27	$5.26	19.3%

**See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 12.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	3/31/2013	6/30/2012
ASSETS:
Current assets
Cash and cash equivalents	$56,256	$15,740
Accounts receivable, net	628,238	628,842
Prepaid expenses and other current assets	47,990	41,210
Total current assets	732,484	685,792

Goodwill and intangible assets, net	1,588,476	1,521,769
Property and equipment, net	67,905	67,449
Other long-term assets	128,357	113,212
Total assets	$2,517,222	$2,388,222

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$7,500	$7,500
Accounts payable	126,122	149,549
Accrued compensation and benefits	165,477	180,871
Other accrued expenses and current liabilities	136,047	147,009
Total current liabilities	435,146	484,929

Long-term debt, net of current portion	676,999	527,307
Other long-term liabilities	242,967	211,541
Total liabilities	1,355,112	1,223,777

Shareholders' equity	1,162,110	1,164,445
Total liabilities and shareholders' equity	$2,517,222	$2,388,222

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended
	3/31/2013	3/31/2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including portion attributable to noncontrolling interest in earnings of joint ventures	$114,457	$124,524
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	40,334	41,894
Non-cash interest expense	9,573	8,946
Amortization of deferred financing costs	1,543	1,743
Stock-based compensation expense	6,394	11,095
Provision for deferred income taxes	16,351	18,109
Distribution of earnings from unconsolidated joint ventures	5,627	-
Equity in earnings of unconsolidated joint ventures	(2,074)	(1,133)
Other	-	1,274
Changes in operating assets and liabilities
Accounts receivable, net	19,032	(73,120)
Prepaid expenses and other assets	(19,888)	(9,397)
Accounts payable and accrued expenses	(26,872)	35,571
Accrued compensation and benefits	(29,069)	(12,037)
Income taxes receivable and payable	(8,159)	(9,787)
Other liabilities	15,183	7,116
Net cash provided by operating activities	142,432	144,798

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,759)	(12,794)
Purchases of businesses, net of cash acquired	(105,420)	(179,746)
Net investment in unconsolidated joint ventures	(838)	-
Other	(2,658)	(1,128)
Net cash used in investing activities	(121,675)	(193,668)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds under credit facilities	138,763	153,126
Payment of contingent consideration	(3,187)	(20,255)
Proceeds from employee stock purchase plans	3,486	3,118
Proceeds from exercise of stock options	7,244	7,410
Repurchases of common stock	(126,507)	(209,680)
Other	105	(589)
Net cash provided by (used in) financing activities	19,904	(66,870)
Effect of exchange rate changes on cash and cash equivalents	(145)	(148)
Net increase (decrease) in cash and cash equivalents	40,516	(115,888)
Cash and cash equivalents, beginning of period	15,740	164,817
Cash and cash equivalents, end of period	$56,256	$48,929

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Department of Defense	$668,119	73.7%	$718,982	77.5%	$(50,863)	-7.1%
Federal Civilian Agencies	186,190	20.5%	159,201	17.2%	26,989	17.0%
Commercial	47,709	5.3%	46,667	5.0%	1,042	2.2%
State and Local Governments	4,178	0.5%	3,112	0.3%	1,066	34.3%
Total	$906,196	100.0%	$927,962	100.0%	$(21,766)	-2.3%

	Nine Months Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Department of Defense	$2,076,659	75.0%	$2,220,916	78.6%	$(144,257)	-6.5%
Federal Civilian Agencies	536,617	19.4%	452,342	16.0%	84,275	18.6%
Commercial	144,308	5.2%	141,372	5.0%	2,936	2.1%
State and Local Governments	11,475	0.4%	10,970	0.4%	505	4.6%
Total	$2,769,059	100.0%	$2,825,600	100.0%	$(56,541)	-2.0%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Cost reimbursable	$435,662	48.1%	$416,369	44.9%	$19,293	4.6%
Fixed price	250,519	27.6%	248,276	26.7%	2,243	0.9%
Time and materials	220,015	24.3%	263,317	28.4%	(43,302)	-16.4%
Total	$906,196	100.0%	$927,962	100.0%	$(21,766)	-2.3%

	Nine Months Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Cost reimbursable	$1,327,033	47.9%	$1,224,323	43.3%	$102,710	8.4%
Fixed price	773,961	28.0%	761,466	27.0%	12,495	1.6%
Time and materials	668,065	24.1%	839,811	29.7%	(171,746)	-20.5%
Total	$2,769,059	100.0%	$2,825,600	100.0%	$(56,541)	-2.0%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Prime	$786,683	86.8%	$821,776	88.6%	$(35,093)	-4.3%
Subcontractor	119,513	13.2%	106,186	11.4%	13,327	12.6%
Total	$906,196	100.0%	$927,962	100.0%	$(21,766)	-2.3%

	Nine Months Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Prime	$2,426,082	87.6%	$2,498,341	88.4%	$(72,259)	-2.9%
Subcontractor	342,977	12.4%	327,259	11.6%	15,718	4.8%
Total	$2,769,059	100.0%	$2,825,600	100.0%	$(56,541)	-2.0%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2013	3/31/2012	$ Change	% Change
Contract Funding Orders	$655,319	$800,327	$(145,008)	-18.1%
	Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	$ Change	% Change
Contract Funding Orders	$2,694,046	$3,008,927	$(314,881)	-10.5%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Direct labor	$265,308	42.6%	$252,229	39.9%	$13,079	5.2%
Other direct costs	357,817	57.4%	380,341	60.1%	(22,524)	-5.9%
Total direct costs	$623,125	100.0%	$632,570	100.0%	$(9,445)	-1.5%

	Nine Months Ended
(dollars in thousands)	3/31/2013		3/31/2012		$ Change	% Change
Direct labor	$766,362	40.2%	$725,845	37.3%	$40,517	5.6%
Other direct costs	1,142,049	59.8%	1,221,054	62.7%	(79,005)	-6.5%
Total direct costs	$1,908,411	100.0%	$1,946,899	100.0%	$(38,488)	-2.0%

Reconciliation of Total Revenue Growth and Organic Revenue Growth
(Unaudited)

We are presenting organic revenue growth, on both an as reported and as adjusted basis, to reflect the effect of acquisitions on total revenue growth.  Revenue generated from the date a business is acquired through the first anniversary of that date is considered acquired revenue growth.  All remaining revenue growth is considered organic.  We believe that this non-GAAP financial measure provides investors with useful information to evaluate the growth rate of our core business.  This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Revenue, as reported	$906,196	$927,962	-2.3%	$3,717,933	$3,788,761	-1.9%
Less:
Acquired revenue	31,360			123,931
Organic revenue	$874,836	$927,962	-5.7%	$3,594,002	$3,788,761	-5.1%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Revenue, as adjusted	$906,196	$927,962	-2.3%	$3,717,933	$3,776,726	-1.6%
Less:
Acquired revenue	31,360			123,931
Organic revenue	$874,836	$927,962	-5.7%	$3,594,002	$3,776,726	-4.8%

Selected Financial Data (Continued)
Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance.   EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies.  We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance.  This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. We are presenting FY12 EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share on an adjusted basis, to remove the impact of three significant items that positively impacted our FY12 results as we believe these adjusted measures provide a better comparison to our ongoing, recurring operations.  Adjusted EBITDA is defined by us as GAAP net income plus net interest expense, income taxes, and depreciation and amortization, and less the three significant items described earlier in this release.  Adjusted EBITDA margin is adjusted EBITDA divided by adjusted revenue.  Adjusted Net Income is defined by us as GAAP net income plus stock-based compensation expense,  depreciation and amortization, and amortization of financing costs, and less the three significant items described earlier in this release; net of related tax effects computed using an assumed marginal tax rate of 39.3 percent. Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported.  Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies.  These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Net income attributable to CACI,
as reported	$38,367	$40,856	-6.1%	$113,751	$124,057	-8.3%
Plus:
Income taxes	23,838	25,475	-6.4%	69,174	80,304	-13.9%
Interest income and expense, net	7,120	6,647	7.1%	21,452	19,446	10.3%
Depreciation and amortization	13,767	13,768	0.0%	40,334	41,894	-3.7%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(3,800)		-	(11,500)
Earn-out adjustment	-	-		-	(592)
Adjusted EBITDA	$83,092	$82,946	0.2%	$244,711	$243,516	0.5%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Revenue, as adjusted	$906,196	$927,962	-2.3%	$2,769,059	$2,813,565	-1.6%
Adjusted EBITDA	$83,092	$82,946	0.2%	$244,711	$243,516	0.5%
Adjusted EBITDA margin	9.2%	8.9%		8.8%	8.7%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Net income attributable to CACI,
as reported	$38,367	$40,856	-6.1%	$113,751	$124,057	-8.3%
Plus:
Stock-based compensation	493	3,852	-87.2%	6,394	11,095	-42.4%
Depreciation and amortization	13,767	13,768	0.0%	40,334	41,894	-3.7%
Amortization of financing costs	531	495	7.3%	1,543	1,743	-11.5%
Non-cash interest expense	3,248	3,036	7.0%	9,573	8,946	7.0%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(3,800)		-	(11,500)
Earn-out adjustment	-	-		-	(592)
Related tax effect	(7,084)	(6,814)	4.0%	(22,715)	(16,294)	39.4%
Adjusted net income	$49,322	$51,393	-4.0%	$148,880	$149,256	-0.3%

	Quarter Ended			Nine Months Ended
(shares in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Diluted weighted average shares, as reported	23,706	28,086		23,740	28,402
Diluted earnings per share, as reported	$1.62	$1.45	11.3%	$4.79	$4.37	9.7%
Diluted adjusted earnings per share	$2.08	$1.83	13.7%	$6.27	$5.26	19.3%

Selected Financial Data (continued)

Reconciliation of Revenue, Operating Income, Net Income and Diluted Earnings Per Share
to Adjusted Amounts
(Unaudited)

As described earlier in this release, the Company is presenting adjusted Revenue, Operating Income, Net Income and Diluted Earnings per Share to present results excluding the impact of three significant items recorded during the fiscal year ended June 30, 2012.  During the third quarter of FY12, only the fixed price contract adjustment impacted the income statement, as follows:  $3.8 million reduction of direct costs. These items were recorded in the income statement for the first nine months of FY12, as follows:  product sale -- $12.0 million of revenue and $1.9 million of indirect costs and selling expenses; fixed price contract adjustment-- $11.5 million reduction of direct costs; and earn-out adjustment -- $0.6 million reduction in indirect costs and selling expenses.  The Company believes that presenting the key  measures of Revenue, Operating Income, Net Income, and Diluted Earnings per Share without the impact of these significant items recorded in FY12  provides readers a better comparison to our ongoing, recurring operations. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Revenue, as reported	$906,196	$927,962	-2.3%	$2,769,059	$2,825,600	-2.0%
Less:
Product sale adjustment	-	-		-	(12,035)
Revenue, as adjusted	$906,196	$927,962	-2.3%	$2,769,059	$2,813,565	-1.6%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Operating income, as reported	$68,620	$72,781	-5.7%	$202,939	$223,141	-9.1%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(3,800)		-	(11,500)
Earn-out adjustment	-	-		-	(592)
Operating income, as adjusted	$68,620	$68,981	-0.5%	$202,939	$200,956	1.0%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Net income attributable to CACI, as reported	$38,367	$40,856	-6.1%	$113,751	$124,057	-8.3%
Less:
Product sale adjustment	-	-		-	(10,093)
Fixed price contract adjustment	-	(3,800)		-	(11,500)
Earn-out adjustment	-	-		-	(592)
Plus: Related tax effect*	-	1,492		-	8,718
Net income, as adjusted	$38,367	$38,548	-0.5%	$113,751	$110,590	2.9%

	Quarter Ended			Nine Months Ended
(shares in thousands)	3/31/2013	3/31/2012	% Change	3/31/2013	3/31/2012	% Change
Diluted weighted average shares, as reported	23,706	28,086		23,740	28,402
Diluted earnings per share, as reported	$1.62	$1.45	11.3%	$4.79	$4.37	9.7%
Diluted earnings per share, as adjusted	$1.62	$1.37	17.9%	$4.79	$3.89	23.1%

* Computed using an assumed marginal tax rate of 39.3 percent.

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President,
Corporate Communications
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President,
Investor Relations
866-606-3471
ddragics@caci.com